Exhibit 99.1

Baker Hughes and GE Oil & Gas Complete Combination, Creating the World’s First and Only Fullstream Oil and Gas Company

Uniquely Positioned to Drive Productivity, Lower Costs and Innovate Globally for Customers

LONDON & HOUSTON—July 03, 2017—Baker Hughes, a GE company (NYSE: BHGE) announced today that the transaction combining GE’s oil and gas business with Baker Hughes is complete. The new company is the first and only to bring together industry-leading equipment, services and digital solutions across the entire spectrum of oil and gas development.

Starting today, BHGE will help its customers acquire, transport and refine hydrocarbons more efficiently, productively and safely, with a smaller environmental footprint and at lower cost per barrel. BHGE is focused on:

•	Providing a fullstream offering. No other company brings together capabilities across the full value chain of oil and gas activities—from upstream to midstream to downstream. This portfolio positions BHGE to create new sources of value, improving productivity and project economics through integrated equipment and service offerings.

•	Combining physical and digital to increase reliability and uptime. Applying digital and advanced technologies to oil and gas could bring approximately five percent productivity improvements across the entire industry. BHGE will use cloud-based software, advanced manufacturing and brilliant factory solutions to help its customers capture some of this opportunity—reducing risk and improving productivity in their operations as well as its own.

•	Creating new ways to win. BHGE’s leading technology and access to the “GE Store” of knowledge, experience and research mean that it can bring new solutions to market faster. It deepens its competitive advantage through its long-standing local partnerships, creative business models, and access to financing.

•	Building on heritage to create a world-class culture. BHGE brings together over 125 years of experienced talent in the industry with a mindset of continuous improvement to serve customers in over 120 countries. Both Baker Hughes and GE have world-recognized commitments to integrity, innovation, simplification and diversity, and BHGE recommits to these principles.

Lorenzo Simonelli, president and CEO of Baker Hughes, a GE company said, “Disruptive change is the oil and gas industry’s new normal. We created BHGE because oil and gas customers need to withstand volatility, work smarter and bring energy to more people. Our offering is further differentiated from any other in the industry across the value stream and enables and assists our customers in driving productivity, while minimizing costs and risks.”

Simonelli continued, “BHGE has proven technologies and experience with the spirit of a startup, and our leadership team looks forward to quickly demonstrating the strengths of the new company. Our focus is on integrating our businesses quickly and seamlessly so we can drive long-term value for all of our stakeholders.”

Jeffrey Immelt, chairman and CEO of GE, said, “BHGE can help our customers be more productive in any cycle, especially today’s. It’s a smart deal for our combined customers, shareholders and employees. Lorenzo and his team are world-class leaders and will focus on accelerating the Company’s capability to extend the digital framework in ways oil and gas customers have never seen before. The completion of the transaction marks a new era in the industry, and I am extremely proud of our team’s focus, dedication and diligence, which resulted in the completion of this combination in just eight months.”

The integration of the Russian businesses will be completed upon receipt of Russian regulatory approval.

Set up for success

BHGE’s global organization is designed to achieve business continuity, minimize disruption and meet and exceed performance objectives. It brings global scale and tailors its capabilities for the local needs of its customers. In numbers, that breaks down to:

•	~70,000 people

•	Operations in more than 120 countries

•	Four product companies—Oilfield Services, Oilfield Equipment, Turbomachinery and Process Solutions, and Digital Solutions—and 24 product lines and segments

•	Dual headquarters in Houston, TX and London, UK

Click here to view a snapshot of the company: https://www.bhge.com/sites/default/files/2017-07/bhge101-infographic.pdf.

Its highly experienced executive team, which has drawn on the talent and expertise inherent in both predecessor businesses, is well positioned to guide and support the organization for success. As previously announced, GE Chairman Jeff Immelt is serving as Chairman of the Board of Directors of Baker Hughes, a GE company, and Martin Craighead, former Chairman and CEO at Baker Hughes, is Vice Chairman of the Board.

Click here to learn more about the executive leadership and governance teams: https://bhge.com/our-company.

Stock Exchange Trading

Class A common stock of Baker Hughes, a GE company will begin trading on the New York Stock Exchange (NYSE) under the symbol BHGE on the opening of the NYSE on July 5, 2017. In connection with the completion of the transaction, the shares of common stock of Baker Hughes Incorporated (NYSE: BHI) will continue to trade on the NYSE until the close of the NYSE today, July 3, 2017, at which point BHI will be delisted from the NYSE.

Stockholders of Baker Hughes immediately prior to the closing of the transaction will receive one share of Class A common stock of Baker Hughes, a GE company and will also be entitled to a special one-time cash dividend of $17.50 per share (to be paid on July 6, 2017). Following the closing of the transaction and during the NYSE trading day today, July 3, 2017, Baker Hughes will be quoted on the NYSE with the value of the special one-time cash dividend of $17.50 per share. As a result, a person who purchases one share of common stock of Baker Hughes after the closing of the transaction on July 3, 2017 would be purchasing the right to receive one share of Class A common stock of Baker Hughes, a GE company and the right to receive the special one-time cash dividend of $17.50. Conversely, a person who sells one share of common stock of Baker Hughes on or prior to July 3, 2017 would be selling such rights and would not receive the special one-time cash dividend of $17.50 with respect to such share. For additional information regarding the transaction, stockholders are encouraged to visit the investor page at investors.bhge.com.

Learn more

•	About BHGE: https://bhge.com/our-company

•	At a glance: https://www.bhge.com/sites/default/files/2017-07/bhge101-infographic.pdf

•	About our brand: https://bhge.com/our-company/our-brand-promise

•	GE Reports story: http://www.gereports.com/baker-hughes-a-ge-company-brings-new-efficiencies-to-the-oil-and-gas-industry

•	BHGE Newsroom: https://www.bhge.com/newsroom

•	BHGE Investor Relations: http://investors.bhge.com

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About Baker Hughes, a GE company

Baker Hughes, a GE company (NYSE: BHGE) is the world’s first and only fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup – inventing smarter ways to bring energy to the world.

Visit us at BHGE.com.

Contacts

Media Relations:

•	Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com

•	Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com

Investor Relations:

•	Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast” or “target.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our future growth, our future product and service offerings and their performance, and the integration of GE Oil & Gas and Baker Hughes.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: (1) unexpected costs, charges or expenses resulting from the combination of GE Oil & Gas and Baker Hughes; (2) uncertainty of the expected financial performance of BHGE following completion of the combination; (3) failure to realize the anticipated benefits of the combination, including as a result of delay in integrating the businesses of GE Oil & Gas and Baker Hughes; (4) the ability of BHGE to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies of BHGE; (6) inability to retain and hire key personnel; (7) the risk that stockholder litigation in connection with the combination or other settlements or investigations may result in significant costs of defense, indemnification and liability; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry-specific conditions, including oil price changes; (10) actions by third parties, including government agencies; (11) the risk factors in the section titled “Risk Factors” of the Registration Statement on Form S-4 (File No. 333-216991) initially filed with the U.S. Securities and Exchange Commission on March 29, 2017 and declared effective on May 30, 2017, and (12) other risk factors as detailed from time to time in BHGE’s reports filed with the SEC. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Our public communications and SEC filings may include certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.